FINAL TRANSCRIPT

Thomson StreetEvents℠

FMRX - Q3 2006 Familymeds Group, Inc Earnings Conference Call

Event Date/Time: Nov. 14. 2006 / 4:30PM ET

CORPORATE PARTICIPANTS

Brock Dave
Familymeds Group, Inc. - Investor Relations

Ed Mercadante
Familymeds Group, Inc. - Chairman, President and CEO

Jim Bologa
Familymeds Group, Inc. - Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

Jonathan Zetler
Dutness O'Schitt's - Analyst

Fred Toney
Medcap Management - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen. And welcome to the third quarter 2006 Familymeds Group, Incorporated earnings conference call. My name is Tim, and I will be your operator for today.

[Operator Instructions]

I would now like to turn the call over to Mr. [Brock Dave], investor relations, for the company's forward looking statement. Please proceed, sir.

Brock Dave - *Familymeds Group, Inc. - Investor Relations*

Thank you, and welcome everyone to the Familymeds financial results conference call for the third quarter and nine months ended September 30, 2006. Participating on the call today are chairman, president and chief executive officer Ed Mercadante and chief financial officer, James Bologa.

Before we begin, let me first inform you that certain oral statements made by management from time to time, including those in this presentation, that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because the statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations of the offices of Familymeds about Familymeds and its business and includes statements related to Familymeds group, strategies, cost containment plants, its liquidity and cash flow, and the impact of its recent work force and overhead reductions.

Although Familymeds believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other items, management's ability to successfully implement its business, growth and cost containment strategies, conditions in the capital markets or changes with regard to the company's credit facilities, including the interest rate increases, changes in the availability of capital, and changes to the reserve under the company's credit facility, changes in the competitive marketplace that could affect the company's revenue and/or cost basis, and changes regarding the availability, supply, chain and pricing of the products which the company distributes and sells to patients as well as the loss of one or more key suppliers for which alternative sources may not be available.

Further information relating to the factors that could cause actual results to differ from those anticipated is included under the heading risk factors in the company's Form 10-K for the year ended December 31, 2005, and its Form 10-Q for the quarter ended September 30, 2006. Familymeds disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. I will now turn the call over to Ed Mercadante, chairman, president and chief executive officer of Familymeds Group. Ed?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Thanks Brock. Thanks for joining us today for our third quarter 2006 financial results conference call. I'll first give you an operational overview of the quarter. And then Jim Bologa, our CFO, will follow with a detailed discussion of the financial results. Then we'll open up the call to your questions.

We are pleased with our year-over-year revenue growth of 12% for the third quarter, especially given the expected typical seasonal weakness in the summer months that impacted our sequential revenue performance. Third quarter has historically been our weakest quarter in terms of prescription drug sales, because of lower patient accounts at our physician office-based locations. In addition, the growing volume of our lower-priced generic prescription drugs also impacted our total revenues for the quarter. But conversely, generics are driving a strong overall gross margin contribution.

Incrementally, the third quarter was one of the highest quarters in recent years with the introduction of notable generic drugs such as generic Plavix, generic Zoloft, and generic Zocor, further impacting gross revenues over all. Comparative sales for the same locations or same-store comps, including the medical supply distribution business, increased a solid 11% to 57.3 million, compared with 51.8 million last year. Same-store comps sales improvement is a vital component of our growth plan and key to our long-term success. So we're pleased with how this metric has been trending throughout the year.

Over all, for the last two quarters, we've consistently averaged approximately 10% or greater same-store revenue growth, which is among the highest in the industry. Prescription revenue represented approximately 87% of our overall revenues for the quarter. And our medical supply revenue is approximately 7% of third quarter revenue. We added approximately 3,000 new patients since the second quarter, bringing our total new patient count to approximately 13,000 year to date. Expansion of our patient counts throughout all our existing pharmacies, most notably our institutional and worksite pharmacy locations, was a key driver for this growth in the third quarter.

Revenues from the medical supply operations were 4.2 million for the third quarter – approximately the same as our second quarter 2006 sales, but over seven times greater than Q3 of 2005. Our primary focus for the second half of 2006 for the medical supply business is to improve gross margin. We are targeting gross margin of approximately 8 to 12% overall, which we leverage sales on a relatively fixed SG&A expense base. Our gross margin for this sector of the business was 8.3% for the third quarter of 2006, almost twice as much as the last quarter, which was 4.4%.

Pharmacy revenues from prescriptions filled under Medicare D plans increased to approximately 21% of total third quarter pharmacy revenues – up from approximately 20% in the second quarter and 15% in the first quarter of 2006. So Medicare D continues to build traction in the market and drive our overall growth in generic prescription fulfillment.

Our specialty pharmacy sales from such disease states as HIV, rheumatoid arthritis and oncology grew by 36% to approximately 23% of total prescription revenue for the third quarter of 2006 from 18% of total prescription revenue for the third quarter of 2005. This sector of our overall prescription pharmacy revenue has been growing at the fastest rate for all our prescription revenue mix as we direct more focus on marketing towards physician referrals and fulfillment of acute prescription needs for the typically immediate care patient.

Specialty pharmacy gross margins average approximately 16%. This is lower that our other type of prescription drug sales. However, the average prescription revenue by Rx or per Rx is over $400. So the actual incremental dollar contribution from this

group of drugs is much greater. Our SG&A per dispensed specialty drug is approximately the same as our non-specialty Rxs. Thus, the growth of our specialty drug revenue for pharmacy is a key driver to achieve a greater unit-level profit contribution. And this is a highly leverageable component to our business model.

One of our key objectives for this year was improving our gross margin percentage and overall raising our per-prescription unit gross margin, which we do in three ways: first, by bundling products with pharmaceuticals, like home healthcare products. And the gross margins are much higher than typically pharmaceutical products are in home health; second, by focusing on generic drugs; and third by focusing on the higher dollar unit gross margin compounded in specialty drug products I just described.

We've made strides to improve our overall gross margin in an industry that's undergoing a tremendous amount of gross margin pressure by the managed care plans and the Medicare Part D plans. And it's an important affirmation to our strategy that we're very close to our overall gross margin target of 20% for fiscal 2006. During the third quarter of 2006, our overall same-store pharmacy gross margin improved by 11.7% to approximately 11 million from a third quarter 2005 gross margin of 9.9 million.

Of course expense control is a paramount focus for Familymeds, especially given the gross margin pressure in this industry as I just described. We're extremely vigilant on the expense side of our model and made solid progress in reducing selling, general and administrative expenses, SG&A expenses, in the third quarter following the cost control measures that we implemented in the second quarter of this year. SG&A expenses decreased 11.7% sequentially from the second quarter and 5% from the third quarter of 2005. Our third quarter SG&A reduction was in line with our previously announced targets.

And we're on track to meet our objective of decreasing total operating cost by approximately 10% or 2.8 million for the second half of 2006. Our total annualized operating expense reductions are expected to be approximately 5.5 million or 11% of overall estimated operating expenses, based on the cost controls that we implemented last quarter.

Looking at our pharmacy location pipeline, we announced last quarter that we had planned to open two new clinic pharmacies and medical office buildings during the second half of 2006. This quarter, we opened one new closed-door institutional pharmacy in western Massachusetts and one new clinic pharmacy in Oklahoma. The Framingham, Massachusetts pharmacy is a hub institutional pharmacy designed to be a high-volume pharmacy to service our growing patient base of institutional and defined population groups in central and eastern Massachusetts. The Oklahoma pharmacy is on the campus of St. Francis Hospital in Tulsa and is the ninth pharmacy launched under the Familymeds clinic brand name in Oklahoma in recent years.

These new locations offset our strategic closure or combination of four previously existing pharmacies -- one in Florida, Connecticut, Massachusetts and Oklahoma – that we identified as underperformers relative to the standard unit-level metrics for our average pharmacy that we expect. This action further improved our ongoing SG&A pharmacy model and EBITDA -- the definition of EBITDA is in our press release that we put out -- contribution from our pharmacy network by -- we increased our EBITDA by the contribution from our pharmacy network by transferring prescription sales into other existing locations.

During October, but originally planned for the third quarter, we also moved and combined our medical specialty distribution business into our central headquarter facility here in Connecticut. Ongoing, we estimated approximately $100,000 per quarter in SG&A savings from the consolidation and relocation of this medical specialty distribution component. This was already assumed in our previous SG&A announcement. And during the quarter, we also realized certain gains and offset expenses associated with these closures and combinations. We expect to have similar positive gains in the next two quarters as we make our business units more efficient, consolidating, streamlining and leveraging our operating locations.

We've made significant strides with our worksite pharmacy strategy during the third quarter. Our efforts culminated with a new contract with Toyota to operate a worksite pharmacy at their new truck plant in San Antonio, Texas. We announced this major milestone last week. Our on-site pharmacy will be open on January 2 to exclusively service Toyota team members, participating on-site suppliers and their dependents. The plant began operations recently. And will employ approximately 2,000 Toyota personnel initially. We will also offer on-site pharmacy services to Toyota-related suppliers and vendors.

We're extremely pleased and excited to work with a premiere company like Toyota and be part of their world-class facility in San Antonio. Toyota's corporate culture emphasizes employee health and wellness and innovative approaches to benefit our priority throughout their organization. Our full-service pharmacy will be located adjacent to other healthcare providers, including primary care and fitness in the Toyota family health center. With a new Toyota location, our worksite pharmacy strategy and our locations at the Mohican Sun in Connecticut and the Scotts Company headquarters in Ohio, our employer-sponsored pharmacies have now over 30,000 employees and dependents as potential patients.

During the quarter, we established key relationships with leading pharmacy and healthcare groups for pharmacist-led asthma research programs and a medication therapy management or MTM program. Our Arrow pharmacies in Connecticut were selected as one of the three pharmacy chains so far to participate in the pilot asthma intervention program sponsored in part by the National Community Pharmacist's Association. We are also providing MTM services for qualifying patients who are enrolled in the Community Care Rx Medicare Part D plan.

Our involvement in these types of innovative, industry-leading professional programs positions Familymeds in the forefront of the nationwide community of professionals. As a recognized provider of disease management services, we offer programs that help chronic patients better understand, manage and treat their illnesses and diseases, such as diabetes and asthma. The value proposition in doing this, in the specialty products and institutional pharmacy services for chronic and acute patients, is reflected in our growing proportion of product sales from these channels and the future professional fee-based revenues.

Overall, we are making steady progress and improving unit-level financial performance and operationally leveraging our business model while fueling better than industry average, organic and comp-store growth. We still remain intensely focused on expense controls and working capital management. Over the last quarter and this quarter, we've made considerable improvements to our balance sheet by decreasing debt, managing our inventories to improve our liquidity, and as Jim will discuss momentarily, we substantially reduced our losses at the operating line.

The EBITDA line and the net income line also improved for the third quarter, all of which we view as important accomplishments this quarter. We remain intensely focused on future profitability and overall cash liquidity. And we're on track to meet our previously stated objectives for the year, including a positive EBITDA contribution for the fourth quarter of 2006.

Now let me turn the call over to Jim Bologa, our CFO, for financial results.

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Thanks Ed. For further detail on our financial results, please refer today's earnings press release and our Form 10-Q for the quarter ended September 30, 2006 to be filed today with the SEC.

To clarify, continuing operations includes our specialty pharmacies, worksite pharmacies and the medical specialty distribution business which sells pharmaceuticals to physicians and other healthcare providers. Discontinued operations include the legacy component of the wholesale drug distribution business, which sold largely branded pharmaceuticals to drug stores. We completed the exit of our discontinued operations in the fourth quarter 2005. In addition and to clarify, all per share amounts have been adjusted for a one for ten reverse stock split effective in August 2006.

I will now briefly review the financial results for the third quarter of 2006 ended September 30, 2006. Our net revenues were 57.9 million for the third quarter of 2006 compared to 60.7 million for the second quarter of 2006, and 51.8 million for the third quarter of 2005. The sequential decrease in net revenues from the second quarter 2006 primarily reflect the expected seasonal impact on pharmacy sales in the summer months.

Gross margins for the third quarter 2006 improved slightly to 19.7% compared to 19.6% for the second quarter 2006 and 19.1% for the third quarter 2005. The improvement in gross margin, as a percentage of revenues, reflects the growing percentage of

higher margin generic prescription drug sales as a percentage of total revenues driven by the increasing enrollment in Medicare Part D plans

With the company's improved cost structure, SG&A expenses in the third quarter decreased by 1.7 million or 11.7% to 12.8 million or 22% of net revenues, from SG&A expenses of 14.5 million or 23.7% of net revenues for the second quarter 2006. Third quarter SG&A expenses decreased approximately 5% year over year from 13.4 million or 25.9% of net revenues for the third quarter 2005. Our operating loss improved 57%, from 3.5 million for the second quarter of 2006 to 1.5 million for the third quarter 2006. Year over year, third quarter operating loss improved 68% from 4.7 million a year ago.

EBITDA, as defined in our press release, improved by $2 million or 83% to a negative $400,000, compared to a negative EBITDA of 2.4 million for the second quarter of 2006. The year over year improvement was 83% compared to the negative EBITDA of 2.4 million for the third quarter of 2005.

During the quarter, we reported several gains on the sales of shortened pharmacy assets totaling 839,000, offset by restructuring expenses of 34,000 and non-cash stock base compensation expense of 172,000, contributing collectively to our improved operating loss from continuing operations. A reconciliation of EBITDA is defined to our net income loss, the most comparable general accepted accounting principle financial measures included in the financial statements provided today in our press release.

Net loss available to common stockholders was 3.1 million or 46 cents per basic and diluted common share for the third quarter 2006. This compares to a net loss available to common stockholders of 14.1 million or $7.05 per basic and diluted common share for the third quarter 2005, which included a loss from discontinued operations of approximately 8.2 million or $4.09 per basic and diluted common share in the year-ago period.

We have approximately 6.6 million shares outstanding after the effect of the one-for-ten reverse stock split. As of September 30, 2006, cash equivalence and bank availability totaled approximately 2.9 million. Capital expenditures were 300,000 for the third quarter. Inventory that as of September 30, 2006 totaled 23.6 million, compared to 27.5 million and 30.6 million as of July 1, 2006 and December 31, 2005.

Our days of revenue outstanding with an accounts receivable, at the end of the third quarter of 2006, was approximately 23 days. Our accounts payable were 10.8 million as of September 30, 2006, compared to 13.3 million as of July 1, 2006. Our revolving line of credit was 32.6 million as of September 30, 2006, compared to 38.2 million as of July 1, 2006.

We are now ready to open the floor for questions. Operator, please go ahead.

QUESTIONS AND ANSWERS

Operator

[Operator's Instructions] Your first question comes from the line of Jonathan [Zetler] from [Dutness O'Schitt's]. Please proceed.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Good afternoon guys and great presentation and good progress.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Thanks John.

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Thank you.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

I had some housecleaning issues. But to start, do you have any thoughts or comments about the changing control of Congress and how it may affect your business specifically?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah, Jonathan. We think that, with the democrats taking over Congress, both the Senate and the House, I think that there is going to be some revamping to the Medicare D plan. And I think it'll be a bit kinder, gentler to the provider side of this equation -- certainly to the patient, but also to the provider. I think that the whole Medicare D plan right now has been promulgated somewhat on the back of community pharmacy as opposed to the big pharma companies and big managed care companies. So I think with the advent of the democrats, I think it will be a little bit kinder and gentler -- at least that's what the sentiment is at the professional associations that we participate with.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

That's great. Moving on to housekeeping, I'm real pleased with your Toyota announcement. Does this prestigious account – first of all, can you make money on it? Or did you have to give something away to get it? And secondly, does this open up a flow of new worksite pharmacies for 2007?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Well, let me take the question in two parts. First of all, we didn't give away anything. We came to Toyota with our standard offering, very similar to the offering that we ascribed to it -- the Scott program in Ohio. We expect that the pharmacy will turn profitable on the same metric and the same time period as the Scott pharmacy did, which I think was profitable within the first 120 days of operation. And we expect it to be a larger volume pharmacy, because of the critical mass, the number of employees and dependents, and the suppliers that are connected to Toyota and supplying Toyota's vendors that we also are going to treat as employer-sponsored pharmacy patients. Okay? So we're excited about that. And we think it's great.

We certainly hope that it opens up Fortune 500 companies' eyes to look that an employer-sponsored pharmacy can serve to save them somewhere between 5 and 10% of their annual prescription drug costs if they're out of pocket -- in other words, if they are self-insured for this. So between the use of generic drug products and contract pricing for manufacturers, and removing some of the red tape involved, and having our pharmacist at the forefront of patient intervention, we hope.

Our pipeline is very robust. As I described in previous calls, we constantly have a pipeline of somewhere between seven and 10 real companies that are more than just kicking the tires. They've come up. We've given them proposals. They're in due diligence. We've gone to their place. We've built feasibility models for them. And we're really – we push it. But it is a long sale cycle, because it requires a significant benefit change for an employer to make. And with Toyota, it was a profound benefit change. But they were willing to do it in this new plant.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Great, great. Just keeping with the theme, looking out -- since we're in the tail end of '06 -- do you have any kind of prospect of what new units might be on the drawing boards for next year, both worksite and your traditional business?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Again, let me take that in two parts.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

That's fine.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

On the worksite side, we think that we can close or announce another contract very close to the end of the year, but this year for next year, okay, which is kind of important. Number two, we think that next year as we open Toyota, get more traction under our belt, and use some of those metrics to convince companies to move ahead, we think that the traction will improve in Q2.

One thing I want to make sure for all the investors to understand is worksite or employer-sponsored pharmacies typically have to open around a benefit plan design change. So it's typically going to be in the first quarter of the year and at the end of the second quarter of the year. It's very hard for them to opening them in between, unless they have a rolling benefit design change. So I would estimate that we're going to have a slug one or two pharmacies in the first quarter. And then perhaps the same at the end of the second quarter, beginning of the third quarter.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Now, as far as forecasted growth of de novo pharmacies -- meaning clinic and institutional pharmacies, which is – the number one factor there is the liquidity and improving liquidity and capital structure of the company to open pharmacies -- we see a return very quickly. It costs us 350 to 450 to open up a pharmacy. We see a break-even in the first 12 to 14 months. But it's a function of that. As we improve our financial results in Q4 and first quarter of next year, I anticipate we can accelerate. But I'm not going to be overly aggressive, because I'm very vigilant on liquidity right now.

So from a capital structure – we also are looking at any other method non-equity-based methods to create better working capital in the company. And we've been vigilant on the working capital. As you can see, we dropped our inventories. We decreased our debt. We improved our days payable outstanding. And we turned in our receivables faster.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Yeah. You know, it's all very impressive.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Right.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Do you have a CAPEX budget for the balance of this year or next year? I haven't seen the Q yet.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

We spent 300,000 this quarter, about the same last quarter, and about the same in the first quarter. I would say if I'm going to forecast today, if you're catching me on the spot, I don't think that we would be much greater than that, unless we had the earnings to support it.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay. But you're moving in that direction, Ed.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Right, right. We're moving in the right direction. And I'm very bullish on the fourth quarter. And the traction has been there. So we feel good about it.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay. And a couple more just housecleaning -- what do you think your run rate now is for the medical supply, because you sure had a dramatic increase? Does it level off now?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

No, no. Actually I think that the run rate -- I mean, the first quarter we did, I think, 1.2 million. I'm going off -- was it 900,000?

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Yeah.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

And then we did 4.2 in the second quarter. In the third quarter, actually my senior management came to me and said do we need sales, or do we need gross margin? I said I want to pay the bills, so let's get the gross margin [at] the door. So we did 4.2 million. We probably could have done $5 million at a less gross margin. So to answer that, in fourth quarter, I would say that we're scaling up above 4.2 million, closer to the numbers that you and some of other analysts had forecasted for me, but at a better gross margin. That's the part I'm most encouraged about.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Good. So it's a healthy business then.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah, it is.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

It's a contributing business. And because we've now moved it to here, we've cut the SG&A expenses by 100,000 a quarter. 400,000 a year is not an immaterial --

---

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

I could give you some slack on the gross margin maybe.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah, yeah.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

So speaking of gross margin and everything, do you have -- for the core -- this is kind of housecleaning – what your generic percentage was?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Generic percentage? Yeah, it was 58.9 -- was it 58.9 or 59.8? I get those confused.

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Right around 59.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah, right around 59%.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Definitely up.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

And we had a big contribution for specialty drugs. I mean 36% up against last year. It's now 20 -- it's in excess of 23% of our business, which is growing.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Yeah. And so that enriches it as well.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yes.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

So, looking at your great comparable [source] sales number, do you have any – I hate to get this nitpicky. But do you have any idea of what the impact of the four unit closings was on the existing remaining stores?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

It's in the Q actually. We estimated it in the Q. Didn't we estimate it in the Q -- not the revenue. It was less than a half a million bucks.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Oh, okay.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah, because we closed two of the units and combined them into other operations. And we did that late in the quarter. I want to say end of August, early September. And the other two locations were very low volume units. So they didn't – we didn't close units that were stealthy, because otherwise we'd keep them alive.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

And then this is kind of a tough one to answer. And as I said I haven't seen the Q, because I guess you just filed it.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

But what do you think your impact of generic substitution would have been? I mean, is there any way of calculating that or such? It's kind of an ethereal kind of a question.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

No. It is a real question. And I could tell you. There were four or five blockbusters this quarter. I mean, I mentioned them -- Zoloft, Zocor and generic Plavix, all generic, and then I think generic Proscar. It was the highest impact quarter I've ever seen. And the impact at the top line we believe, again based on the substitution patterns here, was a seven-figure impact for the quarter.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Wow.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

But it's hard to understand, because it's adoption rate. Let's say for example we have an adoption rate on [Plaback], which was generic Plavix. Well that drug went generic, and then, because of the Supreme Court ruling, went back and became a brand name again. So now there's a difference in the number of how many people started on the generic Plavix and then went back to the brand. So it's a bit confusing. The numbers are a little dicey for this quarter.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay. Finally, do you have any number at the end of the quarter what your number of kiosks in operation was as well as your square footage of retail space?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah. Our kiosks haven't changed in terms of the number we've deployed. The number of pharmacies have – you mean the square footage of the pharmacies?

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Yeah, just what's out there on the street.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

I don't have it off the top of my head.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

[inaudible] square foot.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

I don't have it. I don't have it off the top of my head to be honest with you. I apologize.

Jonathan Zetler - *Dutness O'Schitt's - Analyst*

Okay. Well, thanks. I'll let somebody else take over.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Okay.

Unidentified Company Representative

Thanks John.

Operator

Your next question comes from the line of Mr. Fred Toney from Medcap Management. Please proceed.

Fred Toney - *Medcap Management - Analyst*

Hey, Ed. Good afternoon, and it's nice to see you doing what you said you were going to do.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Thank you.

Fred Toney - *Medcap Management - Analyst*

Let's see. Just to recap -- the gross margin you're saying 20% for the year. So what would that make the fourth -- what would the fourth quarter have to be to make that target?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

20% on the pharmacy component of the business.

Fred Toney - *Medcap Management - Analyst*

Okay. So 20% on pharmacy. How about over all?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Overall, I think it's going to be 19.8, 19.7. So it's in line with incrementally what we're growing at now. I think if we can get about 20 to 30 basis points improvement on our overall gross margin for this quarter, which we're on track to do, it'll come into where we are. But I think the run rate on the pharmacy is more important, because the run rate on the pharmacy was encouraging for the third quarter. As long as Congress or these plans don't do anything more to slam us on gross margin.

Fred Toney - *Medcap Management - Analyst*

Let's see, the 400,000 EBITDA loss – it sounded like there was more consolidation or savings right at the end of the quarter or in October. Did I hear you right? $100,000 in additional savings in October. Or if we looked at –

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

You want to handle that one?

Unidentified Company Representative

Yes.

Fred Toney - *Medcap Management - Analyst*

If you looked at the savings you've had, either at the end of the quarter or early in the fourth quarter, would you be down on a run rate basis to 300 or 200,000 EBITDA loss? Where would you be with those savings?

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Yeah, those – Fred, this is Jim. Those savings are to come in in the fourth quarter, okay?

Fred Toney - *Medcap Management - Analyst*

Thanks Jim.

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Okay?

Fred Toney - *Medcap Management - Analyst*

I understand. So how big are those savings?

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Well, right now we've estimated them to be about $100,000.

Fred Toney - *Medcap Management - Analyst*

Okay. So that alone gets you, with nothing else, no other changes, you're about a 300,000 EBITDA loss run rate. Is that accurate to assume?

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Yeah, assuming everything else stays the same, right.

Fred Toney - *Medcap Management - Analyst*

And then you're saying EBITDA positive in the fourth quarter. And can you restate for us your previous '06 goals that you're saying you're on track to meet?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah, I mean when you say '06 goals, you mean in terms of top line or forecast or what --

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Fred Toney - *Medcap Management - Analyst*

You say you're on track to meet your previously stated objectives for the year.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Right. Our objective for the fourth quarter was to be positive in EBITDA in the neighborhood of a little over $1 million – 1.2 million I think we stated before, at least in press conferences or when I stood up in front of investors and said things to investors. The top line -- we projected the top line in the beginning of the year to be up over 20% organically this year. So we have to add up the sequential increases that we've had thus far. And you'll see there is a bit of a hockey-curve spike in the fourth quarter. But fourth quarter has been a good quarter for us in the past. And first quarter has always been a good quarter. We do get that seasonal variation in the third quarter.

So October, I'm bullish about where we are. And I think that, based on everything, we think that we can hit the numbers in the fourth quarter.

Fred Toney - *Medcap Management - Analyst*

Okay. And so just to be clear, when you say you previously -- you're reiterating your objectives for the year –

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Right.

Fred Toney - *Medcap Management - Analyst*

What is that number for all of 2006 in terms of revenues?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

I don't think I stated an actual number. I gave a percentage --

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Fred Toney - *Medcap Management - Analyst*

No, you didn't. Presumably you've stated them before.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Yeah. Okay, so mathematically if you look at it –

Fred Toney - *Medcap Management - Analyst*

So it's 20% growth for the year.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

No, I actually stated between 20 and 25%, to be 100% candid with you. So the 20% growth is 216 -- we ended last year at 216. So to hit 20% this year, we'd have to hit 260 or 259. And that number is pretty sporty based on where we are today.

Fred Toney - *Medcap Management - Analyst*

Okay. And you're still comfortable now where you stand that fourth quarter EBITDA and the 1.2 million positive range is attainable?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

I think that the fourth quarter EBITDA is going to be in the range -- it's going to be probably in the range right now of half a million bucks to a 1.2 million. It depends on a couple of factors playing a role here. Our gross margin adoption on the medical specialty business and our growth in that piece of the business, because that pulls down your gross margin overall or picks it up overall. And the SG&A expense is largely fixed, so it contributes to EBITDA at a faster proportion.

Second is the adoption of specialty meds. And it's 36% growth over last year. If we continue at that kind of growth rate in fourth quarter, incrementally they add more gross margin dollars and create more EBITDA for us, because it costs us the same to fill the script. So I'm pretty excited at where we're going there.

And then the third is the continued adoption of the generic model, which -- I don't forecast anything that's going to alter that. And we have to stay vigilant. We saw 1.7 million decrease in SG&A in the third quarter. We told the street that we were going to bring down our overall SG&A $2.8 million. So we've got about $1.1 million at work in the fourth quarter to do that -- to hit the numbers that we originally subscribed to.

Fred Toney - *Medcap Management - Analyst*

Okay. And then switching to – well, so with half a million and 1.2 million positive EBITDA in the fourth quarter, you think that's sustainable? Does it come back down from there?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

No, I think that once we turn profitable, this model has leverage. And you can continue to add on incremental sales to the existing pharmacies; be prudent about openings, because obviously if you open a pharmacy, it's negative EBITDA if it's a traditional pharmacy for the first few quarters of that. But as long as you're prudent about openings, and you continue to leverage the existing pharmacy models – and there's really no reason why we can't bring more specialty in, more institutional and defined population growth that will be sequentially continued to be profitable, pushing ourselves into net profitability.

Fred Toney - *Medcap Management - Analyst*

And then, switching over to worksite, you said seven to 10 in the pipeline at any one time. Give us a -- I know these are long sales cycles. But are those the same seven to 10 that have been in there a while? Have some of them fallen out and new ones have fallen in? Tell us what's going on with a little more detail there.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Okay. We have, from the last Q and the last earnings call we had, we had approximately 10 in the pipeline, three dropped out, and three came in. One of those three was previously a dropout that came back. Okay? So everybody is well into the cycle. And a couple of the companies have made a decision. But the decision also impacts their benefit design. So that's the critical factor on the rollout.

Fred Toney - *Medcap Management - Analyst*

Is that what gives you confidence you'll have another one before year-end?

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

I got my fingers crossed on it. Yes.

Fred Toney - *Medcap Management - Analyst*

Okay. And it sounds like another one sometime in the first quarter or shortly thereafter -- it sounds like there are a couple you're pretty confident of.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

We're getting – yes, yes. Our sales team, Rees Pinney, who is our senior vice president of pharmacy – there's probably not a day that goes by that I'm not bugging him or senior vice president of sales and worksite, and I'm not bugging him about when we're closing a deal. And unfortunately, we are at the whim of the big companies. But we again believe that once the traction's there, and these pharmacies start making money for us, and they're saving the employer money, and we can get out in front of it and use it as a Petri dish for other companies, the traction rate will grow.

Fred Toney - *Medcap Management - Analyst*

Okay, great. Thanks.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

Okay. Thanks Fred.

Operator

As a reminder, ladies and gentlemen, if you would like to submit a question, please press Star 1 on your touchtone telephone. At this time, I'm showing no further questions in queue. I'd like to turn the call back over to Mr. Ed Mercadante for closing remarks.

Ed Mercadante - *Familymeds Group, Inc. - Chairman, President and CEO*

I'd like to thank everybody for participating on the call today. We're generally pleased with our results in the third quarter, look forward to reporting our fourth quarter and continue moving in the strategic direction that we had said right in earlier part of the year. Organic growth is paramount to us, and all the other features that we discussed today. I want to thank you very much for participating on the call.

Jim Bologa - *Familymeds Group, Inc. - Chief Financial Officer*

Thanks.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a wonderful day.
